SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Event Reported: October 26, 2000



                           TELCOM SEMICONDUCTOR, INC.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                        0-26312                94-3186995
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)




1300 Terra Bella Avenue
Mountain View, California                                        94039-7267
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (415) 968-9252


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ITEM 5.  Other Events

         On October 26, 2000, Microchip Technology Incorporated ("Microchip"), Matchbox Acquisition Corp. ("Merger Sub") and TelCom Semiconductor, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which the Company will merge with and into Merger Sub (the "Merger") and become a wholly-owned subsidiary of Microchip. The Merger is a stock-for-stock transaction valued at approximately $300 million, on a fully-diluted basis, based on the closing prices of the Company and Microchip on October 26, 2000. Under the terms of the Merger Agreement, if the average closing price of Microchip's common stock for the ten trading days preceding the closing of the transaction is between $28.30 and $32.61, Microchip will issue a number of shares of its common stock for each outstanding share of TelCom equal to $15.00 divided by such ten-day average price. If Microchip's ten-day average closing price prior to the Merger is less than $28.30, then each TelCom stockholder will receive 0.53 shares of Microchip, and if the ten-day average price is greater than $32.61, then each TelCom stockholder will receive 0.46 shares of Microchip. No fractional shares will be issued in the Merger; instead, holders of the Company's common stock will receive an amount in cash equal to the five-day average closing price of one share of Microchip common stock multiplied by the fractional share interest to which such holder would otherwise be entitled. The Merger is conditioned upon, among other things, approval of the Merger by the holders of common stock of the Company, on the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and upon other customary conditions. The acquisition is intended to qualify as a pooling of interests for accounting purposes and to be tax-free to stockholders of the Company. The Merger Agreement is attached as
Exhibit 2.1 hereto and its terms are incorporated herein by reference.

         In connection with the Merger Agreement, the Company and Microchip executed a Stock Option Agreement, dated of even date with the Merger Agreement (the "Stock Option Agreement"), pursuant to which Microchip has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of common stock of the Company, at a price per share of $15.00. A copy of the Stock Option Agreement is included herein as Exhibit 2.2 and its terms are incorporated herein by reference. In addition, certain stockholders of the Company have entered into voting agreements with Microchip dated as of October 26, 2000, pursuant to which the stockholder has agreed to vote the shares of the Company's common stock beneficially owned by the stockholder in favor of adoption of the Merger Agreement.

         A copy of the Press Release, dated October 27, 2000, issued by the Company relating to the Merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)  Exhibits

        2.1  Agreement and Plan of Reorganization, dated as of October 26, 2000,
             by  and   among   Microchip   Technology   Incorporated,   Matchbox
             Acquisition Corp. and TelCom Semiconductor, Inc.

        2.2 Stock Option Agreement, dated as of October 26, 2000, by and between Microchip Technology Incorporated and TelCom Semiconductor, Inc.

       99.1  TelCom Semiconductor, Inc., Press Release, dated October 27, 2000.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 30, 2000


                                                      TELCOM SEMICONDUCTOR, INC.


                                                      By: /s/ Robert G. Gargus
                                                          ----------------------
                                                          Name: Robert G. Gargus
                                                          Title:    President




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                                  EXHIBIT INDEX


       Exhibit
         No.                              Exhibit Description

          2.1 Agreement and Plan of Reorganization, dated as of October 26, 2000, by and among Microchip Technology Incorporated, Matchbox Acquisition Corp. and TelCom Semiconductor, Inc.

          2.2     Stock Option Agreement,  dated as of  October 26, 2000, by and
                  between   Microchip   Technology   Incorporated   and   TelCom
                  Semiconductor, Inc.

         99.1     TelCom Semiconductor, Inc.,  Press Release,  dated October 27,
                  2000.




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